Exhibit 10.3

BAY BANKS OF VIRGINIA

2003 INCENTIVE STOCK OPTION PLAN

ARTICLE I

Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Bay Banks of Virginia, Inc., a Virginia corporation (the “Company”), hereby establishes an incentive compensation plan for the Company and its Subsidiaries to be known as the “Bay Banks of Virginia 2003 Incentive Stock Option Plan” (the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options to Officers and Key Employees of the Company or its Subsidiaries.

The Plan was adopted by the Board of Directors of the Company on March 19, 2003, and shall become effective on May 19, 2003 (the “Effective Date”), subject to the approval by vote of shareholders of the Company in accordance with applicable laws.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing greater incentive to employees to associate their interests with the long-term financial success of the Company. Additionally, the Plan is intended to provide a financial reward by means of ownership of Company Stock for those employees who achieve specified goals which in turn are likely to enhance the value of the Company’s Stock for the benefit of the shareholders. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article X herein, until April 30, 2013, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Agreement” means a written Agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(c) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options.

(d) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit Plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 33% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or

(iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for Stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Compensation Committee of the Board of Directors appointed by the Company to administer the Plan pursuant to Article III herein, the majority of the members of which shall be “disinterested persons” as defined in Rule 16b-3, as amended, under the Exchange Act or any similar or successor rule. Unless otherwise determined by the Board of Directors of the Company, the members of the Committee responsible for executive compensation who are not employees of the Company or its Subsidiaries shall constitute the Committee.

(j) “Company” means Bay Banks of Virginia, or any successor thereto as provided in Article XII herein.

(k) “Continuing Director” means an individual who was a member of the Board of Directors of the Corporation on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Corporation was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

(l) “Disabled” means a disability within the meaning of Code Section 22(e)(3).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” of a Share means the Fair Market Value as quoted on a recognized Stock quotation system, exchange or bulletin Board or, in the alternative, as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(o) “Incentive Stock Option” or “ISO” means an Option to purchase Stock, granted under Article VI herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(p) “Key Employee” means an officer or other Key Employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(q) “Option” means an Incentive Stock Option.

(r) “Participant” means a Key Employee who is granted an Award under the Plan.

(s) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(t) “Plan” means the Bay Banks of Virginia 2003 Incentive Stock Plan, as described and as hereafter from time to time amended.

(u) “Stock” or “Shares” means the common stock of the Company.

(v) “Subsidiary” shall mean a corporation at least 50% of the total combined voting power of all classes of Stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

ARTICLE III

Administration

3.1 The Committee. The Plan shall be administered by the Compensation Committee which shall have all powers necessary or desirable for such administration. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 175,000. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) expires or lapses, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 Capital Adjustments. The number of Shares subject to each outstanding Award, the Option Price and the aggregate number of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as Stock dividends, Stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company. To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 4.3 to outstanding Awards shall be made so that that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the Option Price to the market value per Share is not reduced.

4.4 Per-Employee Limit. The maximum number of Shares with respect to which an Award may be granted in any calendar year to any Key Employee during such calendar year shall be 50,000.

ARTICLE V

Eligibility

Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees.

ARTICLE VI

Stock Options

6.1 Grants to Key Employees. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISO’s granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulation there-under.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the conditions upon which the Option or portions thereof, shall be deemed earned, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify that the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

6.3 Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations. The price for the Shares of Stock to be issued upon the exercise of the Option shall be at least 100% of the Fair Market Value of the common Stock on the date on which the grant is made; provided, however, that in the case of an Incentive Stock Option granted to an individual who may own more than 10% of the total voting power of the Company, the Option price shall be at least 110% of the Fair Market Value at the time of the grant of the Option.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

6.5 Notification of Status of Options. The Compensation Committee shall notify the Participants if all, or a portion, of the Optioned Stock shall have been deemed earned in accordance with the terms and conditions of the Option Agreement.

6.6 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. (i) The Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, however, the Committee may impose a shorter term for any Participant, and shall require that any Participant who owns more that 10% of the total voting power of the Company shall not have an Option exercisable after the expiration of five years from the date such Option is granted; (ii) the Option price is not less than the Fair Market Value of the Stock at the time such Option is granted.

6.7 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. No Participant shall sell Stock of the Company obtained through the exercise of an Option within two years of the date of grant of the Option or within one year after the date of exercise, whichever shall be later, unless the Company shall be notified and shall consent. No Participant shall, as a result of receiving an Option, have any rights as a Stockholder until the date such Participant exercises the Option. No Option may be exercised unless the Participant has achieved the performance objectives specified in the Option Agreement, within the time specified therein, and is then employed by the Company or its subsidiaries and shall have been continuously employed since the date of grant of the Option, except as specified in this Section 6.7.

Any unexercised portion of any Option shall automatically and without notice terminate and become null and void on the earlier to occur of the following: (i) the expiration of the three months from the date of termination of the Participant’s employment with the Company, except in the case of Disability or death; (ii) the expiration of one-year following the death of the Participant, if his or her death occurs during their employment with the Company or during the three month period following the date of termination of such employment because of Disability; (iii) the expiration of one-year from the date of termination of employment with the Company solely resulting from the Disability of the Participant; (iv) immediately upon termination of the Participant’s employment with the Company if the Committee determines that such termination is attributable to the Participant’s commission of a felony or misdemeanor or deliberate gross misconduct against the Company; (v) such time as may be specified in the Option Agreement.

Notwithstanding the foregoing, the Option will terminate immediately after termination of employment unless the Participant (i) refrains from becoming or serving as an officer, director, or employee of a financial services business (or its Affiliates and/or subsidiaries) in competition with the Company in its trading area as determined by the Committee in its sole discretion; (ii) makes their self available, if requested by the Company, to consult with and supply information to and otherwise cooperate with the Company; and (iii) refrains from engaging in deliberate actions that are reasonably likely to cause substantial harm to the interests of the Company, all as determined by the Committee in its sole discretion. If these conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option as of the date of the breach of the condition. Additionally, if the Participant’s employment with the Company is terminated for any reason, and if they accept employment as an officer, director, or employee of a financial service business (or any of its Affiliates or subsidiaries) in competition with the Company in its trading area, or engage in deliberate actions that are reasonably likely to cause harm to the Company, all as determined by the Committee in its sole discretion, within one year after the issuance of certificates pursuant to this Option, the Participant will immediately return the Stock issued hereunder to the Company in exchange for the funds provided as the full Exercise Price.

6.8 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any Stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.9 Non-transferability of Options. In general, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. Unless otherwise specifically provided in the Option Agreement, any payment of the Option Price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with Shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

ARTICLE VII

Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, at the time the Award is made, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE VIII

Modification, Extension and Renewals of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE IX

Amendment, Modification and Termination of the Plan

9.1 Amendment, Modification and Termination. At any time and from time to time, the Committee may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations. Unless the Stockholders of the Company shall consent, no amendment shall be made which will; (i) increase the total number of Shares reserved for Options under the Plan (except for adjustments as provided in Section 4.3), (ii) change the minimum Option price hereinabove specified; (iii) change any provision relating to eligibility of employees, or; (iv) extend the maximum period of exercise beyond the date specified.

9.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE X

Withholding

10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld (based on the minimum applicable statutory withholding rates) with respect to any grant, exercise, or payment made under or as a result of this Plan.

ARTICLE XI

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XII

General

12.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

12.2 Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key Employee, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee. Participation in the Plan shall not give any Key Employee any right to be retained in the service of the Company or any of its Subsidiaries.

12.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

12.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

12.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.